UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/28/2007

RAYONIER INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-6780

North Carolina	13-2607329
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

50 North Laura Street
Jacksonville, Florida
32202
(Address of principal executive offices, including zip code)

904-357-9100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 27, 2007, the Board of Directors of Rayonier Inc. ("Rayonier") elected Lee M. Thomas, age 62, to the position of President and Chief Executive Officer effective March 1, 2007. Mr. Thomas will succeed W. Lee Nutter, who will continue to serve as Chairman of the Board of Directors through June 30, 2007, at which time Mr. Thomas will also assume the title of Chairman and Mr. Nutter will retire from the Board. A copy of the press release announcing Mr. Thomas' election is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Mr. Thomas joined the Rayonier Board of Directors on June 2, 2006. From 2002 until his retirement on December 31, 2005, he was President, Chief Operating Officer and a member of the Board of Directors of Georgia-Pacific Corp., one of the world's largest forest products companies.

Mr. Thomas' compensation package consists of the following: (i) a 2007 annual base salary of $850,000; (ii) a 2007 target bonus equal to 100% of his base salary (prorated to reflect 10 months of service); (iii) a long-term incentive award consisting of 55,300 performance shares and 49,200 non-qualified stock options; and (iv) a restricted stock grant of 50,000 shares with 7,500 shares vesting on the third anniversary of the March 1, 2007 grant date, 17,500 shares vesting on the fourth anniversary of the grant date and 25,000 shares vesting on the fifth anniversary of the grant date.

The performance shares, stock options and restricted stock are issued pursuant to the 2004 Rayonier Incentive Stock and Management Bonus Plan (the "2004 Plan"). The performance share grant was made contingent upon approval by Rayonier's shareholders of an amendment to the 2004 Plan at the 2007 Annual Shareholders Meeting removing the limitation on the number of shares available for issuance as performance shares and restricted stock. Mr. Thomas' 2007 bonus shall be subject to the terms of the 2007 Annual Corporate Bonus Program and the terms of the performance shares shall be consistent with the 2007 Class Awards made to other Rayonier executives.

Mr. Thomas will receive benefits consistent with those available generally to all salaried employees and executives of the Corporation. He will also be entitled to participate in the Senior Executive Tax Program, and was added as a Tier I participant in the previously filed Rayonier Inc. Executive Severance Pay Plan.

In recognition of his 40 years of service to Rayonier, on February 27 the Board of Directors also approved the following retirement benefits for Mr. Nutter: (i) an extension of time to exercise all outstanding stock options until the expiration of their term; (ii) full payouts (as opposed to prorated payouts) under the 2005 and 2006 Class Performance Share Awards; and (iii) through January 31, 2009 (when he would reach the normal retirement age of 65), office space and related services up to $6,000 per month, continued participation in the executive physical program and the Senior Executive Tax Program.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC.

Date: February 28, 2007	By:	/s/ HANS E. VANDEN NOORT
Hans E. Vanden Noort
Senior Vice President and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release entitled "Rayonier Names Lee M. Thomas as President and CEO" issued February 28, 2007.